EXHIBIT 10.3

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK


     This agreement is made as of December 22, 2005 at Fremont, California, among Pegasus Wireless Corp., a Nevada corporation ("Buyer"), AMAX Engineering Corporation, a California corporation ("AMAX"), AMAX Information Technologies, a California corporation ("AIT"), and those shareholders of AMAX and AIT who are listed on Exhibit A to this agreement ("Sellers"). Sellers, AMAX, and AIT are collectively referred to in this agreement as "Selling Parties."


                                       I.
                                    RECITALS

     Buyer desires to purchase from Sellers, and Sellers desire to sell and transfer to Buyer, on the terms and subject to the conditions of this agreement, 7,301,390 shares of AMAX common stock ("AMAX Stock") and 5,227,500 shares of AIT common stock ("AIT Stock") in exchange for the purchase price described in Paragraph 2.1. The AMAX Stock and the AIT Stock are sometimes collectively referred to in this agreement as the "Stock." AMAX and AIT desire that this transaction be consummated. In consideration of the mutual covenants, representations and warranties contained in this agreement, the parties agree as set forth herein.


                                       II.
                           PURCHASE AND SALE OF STOCK

     2.1 Purchase and Sale of Stock. Subject to the terms and conditions set forth in this agreement, on the Closing Date (Section 9.1), Sellers will sell the Stock to Buyer, and Buyer will buy the Stock from Sellers. The purchase price of the AMAX Stock is $4,662,114.52 ($0.638524243 per share), and the price of the AIT Stock is $3,337,885.48 ($0.638524243 per share).

     2.2 Consideration from Buyer at Closing. As payment for the transfer of the Stock by Sellers to Buyer, at the Closing, Buyer shall pay Sellers $4,000,000 ("Cash Consideration") by wire transfer and deliver to Sellers a number of shares of Buyer's fully paid, non-assessable $0.0001 par value common stock determined in accordance with Section 2.3 below ("Share Consideration"). The Cash Consideration and the Share Consideration shall be allocated among the Sellers in the manner set forth in Exhibit A to this agreement.

     2.3 Share Consideration. The number of shares of Buyer's stock that shall constitute the Share Consideration shall be determined by dividing $4,000,000 by 66% of the average daily closing price per share of Buyer's common stock as measured over the 30 trading days immediately preceding the Closing, as reported in the Nasdaq automated quotation system.



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                                      III.
                 SELLING PARTIES' REPRESENTATIONS AND WARRANTIES

     Except as otherwise provided in Exhibit B, Selling Parties jointly and severally represent and warrant that:

     3.1 Organization, Standing and Qualification. AMAX is a corporation that is duly organized, validly existing and in good standing under the laws of California. AIT is a corporation that is duly organized, validly existing and in good standing under the laws of California. AMAX and AIT have all necessary corporate powers to operate the businesses as now owned and operated by them. AMAX and AIT are qualified to do business in each jurisdiction in which, by virtue of the ownership of their properties or the nature of their businesses, they are required by applicable law to be qualified.

     3.2 Stock of Company. The authorized capital stock of AMAX consists of 20,000,000 shares of common stock, 13,706,450 shares of which are currently issued and outstanding. The authorized capital stock of AIT consists of 20,000,000 shares of common stock, of which 10,250,000 shares are issued and outstanding. AMAX has outstanding options to purchase 610,000 shares of its common stock pursuant to an employee stock option plan. There are no other outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating either AMAX or AIT to issue or transfer from treasury shares of its capital stock.

     3.3 Title to Stock. Sellers are the owners, beneficially and of record, of the Stock, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions. Sellers have full power to transfer their respective Stock to Buyer without obtaining the consent or approval of any other person or governmental authority.

     3.4 Subsidiaries. AMAX and AIT do not own, directly or indirectly, any interest or investment in any corporation, partnership, business trust or other entity.

     3.5 Absence of Undisclosed Liabilities. Neither AMAX nor AIT has any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the consolidated balance sheet dated October 31, 2005 included in the financial statements described in Section 3.16 below, other than liabilities incurred in the ordinary course of business after the date of such balance sheet.

     3.6 Leases. AMAX occupies the premises located at1565 Reliance Way, Fremont, California pursuant to a lease dated April 6, 1998 between Animated LLC as lessor and AMAX as tenant. AIT also occupies the premises located at 1565 Reliance Way, Fremont, California pursuant to a lease dated April 6, 1998 between Animated LLC as lessor and AIT as tenant. Each lease is valid and enforceable, subject to limitations contained in bankruptcy laws, insolvency laws and other similar laws affecting the rights of creditors generally and to rules governing the availability of the remedy of specific enforcement of contracts. AMAX and AIT are current in the payment of rent and other amounts payable under their respective leases.

     3.7 Inventory. The inventory of AMAX's and AIT's businesses, as reflected in the October 31, 2005 consolidated balance sheet, consists of items of a quality and quantity usable and saleable in the ordinary course of business by AMAX or AIT. All of the items included in the inventory are the property of AMAX and AIT, except for sales made in the ordinary course of business after October 31, 2005. No items included in the inventory are pledged as collateral or are held by either AMAX or AIT on consignment from others.



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     3.8 Other Tangible Personal Property.  Exhibit C attached to this agreement is a complete and accurate schedule describing and specifying the location of all motor vehicles, machinery, equipment, fixtures, furniture, tools and all other items of tangible personal property having individual book value over $1,000, owned by, in the possession of, or used by AMAX and AIT in connection with their businesses. The property in Exhibit C constitutes all such tangible personal property necessary for the conduct by AMAX and AIT of their businesses as now conducted. No tangible personal property used by AMAX and AIT in connection with their businesses is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement, or is located other than in the possession of AMAX and AIT. All tangible personal property of AMAX and AIT is in good operating condition and repair, ordinary wear and tear accepted.

     3.9 Intellectual Property. The trademark IMPRESSION and the trademark and service mark AMAX ENGINEERING CORPORATION are owned by AMAX. The trademark and service mark AMAX INFORMATION TECHNOLOGY is owned by AIT. AMAX and AIT own no other trademarks or service marks except AIT. Selling Parties have no knowledge of any infringement or alleged infringement by others of such marks. To the best of Selling Parties' knowledge, neither AMAX nor AIT has infringed, or is now infringing, on any trademark or service mark belonging to any other person, firm or corporation. Attached to this agreement as Exhibit D is a list of all United States and foreign copyrights and patents owned by AMAX and AIT and all licenses pursuant to which AMAX and AIT are entitled to use the trademarks, service marks, copyrights, patents or trade secrets of others or pursuant to which others are entitled to use the trademarks, service marks, copyrights, patents or trade secrets of AMAX or AIT. All listed copyrights and patents are valid, enforceable and free of encumbrances. All listed licenses are valid and enforceable, except as enforceability may be limited by bankruptcy laws, insolvency laws and other similar laws affecting the rights of creditors generally and rules governing the availability of the remedy of specific performance, and no party to any such license is in default with respect to its obligations thereunder. Selling Parties have no knowledge of any infringement or alleged infringement by others of any listed copyright or patent. Neither AMAX nor AIT has infringed, or is now infringing, on any copyright or trademark belonging to any other person, firm or corporation.

     3.10 Title to Assets. AMAX and AIT have good and marketable title to all of their assets and interests in assets, whether personal, tangible or intangible, which consist of all of the assets and interests in assets that are used in the businesses of AMAX and AIT, respectively.

     3.11 Customers. Selling Parties have no information indicating that any of AMAX's or AIT's customers intend to cease doing business, or materially alter the amount of business they are presently doing, with AMAX or AIT, as the case may be.

     3.12 Compliance with Laws. Neither AMAX nor AIT is in material violation of any applicable law or regulation.

     3.13 Litigation. There is not pending or, to the best of Selling Parties' knowledge, threatened any suit, action, arbitration or legal, administrative or other proceeding or governmental investigation against or affecting AMAX or AIT or the business, assets or financial condition of either of them. Neither AMAX nor AIT is in default with respect to any order, writ, injunction or decree of any court, department, agency or instrumentality. Neither AMAX nor AIT is presently engaged in any legal action to recover monies due it or damages sustained by it.



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     3.14 Agreement Will Not Cause Breach.  The  consummation of the transaction contemplated by this agreement will not result in or constitute any of the following: (1) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of the articles of incorporation or bylaws (or equivalent documents) of a Selling Party or any lease or other agreement, instrument or arrangement to which any Selling Party is a party or by which any of them or the property of any them is bound; (2) an event that would permit any party to terminate any agreement to which AMAX or AIT is a party; or
(3) the creation or imposition of any lien, charge or encumbrance on any of AMAX's or AIT's properties.

     3.15 Authority. Selling Parties have the right, power, legal capacity and authority to enter into and to perform their obligations under this agreement. The execution and delivery of this agreement by AMAX, AIT, and Sellers (if applicable) have been duly authorized by all necessary corporate action.

     3.16 AMAX's and AIT's Financial Statements. AMAX's and AIT's audited consolidated income statements and balance sheets for the 12 month periods ending, and as of, September 30, 2003, September 30, 2004, and September 30, 2005, and an unaudited financial report for the month of October 2005 attached hereto as Exhibit E, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods and fairly present the financial position of AMAX and AIT as of the respective dates of the balance sheets, and the results of their operations for the respective periods, indicated.

     3.17 Absence of Specified Changes. Since October 31, 2005, there has not been any:

          (1) Transactions by AMAX or AIT, except in the ordinary course of business as conducted on that date;

          (2) Capital expenditures by AMAX or AIT exceeding $5,000 individually or $20,000 in the aggregate;

          (3) Material adverse change in the financial condition, liabilities, assets, business or prospects of AMAX or AIT;

          (4) Destruction or loss of or damage to any asset of AMAX or AIT (whether or not covered by insurance) that materially and adversely affects the financial condition, business, or prospects of AMAX or AIT, as the case may be;

          (5) Change in accounting methods or practices of AMAX or AIT;

          (6) Declaration, setting aside, or payment of a dividend or other distribution in respect of the capital stock of AMAX or AIT;

          (7) Sale or transfer of any asset of AMAX or AIT, except in the ordinary course of business;

          (8) Amendment or termination of any contract, agreement, or license to which AMAX or AIT is a party;

          (9) Loan by AMAX or AIT to any person or entity, or guarantee by AMAX or AIT of any loan;

          (10) Mortgage, pledge, or other encumbrance of any asset of AMAX or AIT;



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          (11) Waiver or release of any right or claim of AMAX or AIT, except in the ordinary course of business;

          (12) Commencement, or notice or threat of commencement, of any civil litigation or any governmental proceeding against or investigation of AMAX or AIT or the affairs of either;

          (13) Issuance or sale by AMAX or AIT of any shares of its capital stock of any class, or of any other of its securities;

          (14) Agreement by AMAX or AIT to do any of the things described in the preceding clauses of this Section 3.17; or

          (15) Other event or condition of any character that has or might reasonably have a material and adverse effect on the financial condition, business, assets, liabilities, or prospects of AMAX or AIT.

     3.18 Environmental Matters. Neither AMAX nor AIT has received written notice of an investigation or inquiry by any governmental entity under an applicable law or regulation pertaining to health, safety, the environment, hazardous substances or solid wastes with respect to the premises occupied by AMAX and AIT, and such premises are not contaminated with hazardous substances, solid wastes or other contaminating materials.

     3.19 Investment Intent. Sellers are acquiring the Share Consideration for their own account, not as nominee or agent, and not with a view to or for sale in connection with a distribution of the Stock. Sellers understand that the Stock has not been, registered under the United States Securities Act of 1933 and, therefore, must be held indefinitely unless subsequently registered under the Securities Act of 1933 or unless an exemption from such registration is available.

     3.20 Access to Information about Buyer. Sellers have had an opportunity to discuss Buyer's business and financial affairs with Buyer's management and to inspect Buyer's facilities. Sellers have also had an opportunity to ask questions of officers of Buyer, which questions were answered to Sellers' satisfaction. Sellers understand that such discussions, as well as any written information issued by Buyer, were intended to describe certain aspects of Buyer's business and prospects but were not intended to be an exhaustive description.

     3.21 Binding Obligation. This agreement is the obligation of Selling Parties, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or laws limiting the availability of equitable remedies.


                                       IV.
                     BUYER'S REPRESENTATIONS AND WARRANTIES

     Buyer represents and warrants as follows:

     4.1  Organization,   Standing  and  Qualification  of  Buyer.  Buyer  is  a
corporation that is duly organized, validly existing and good standing under the laws of the State of Nevada.

     4.2 Stock of Buyer. The authorized capital stock of Buyer consists of 100,000,000 shares of $0.0001 par value common stock, 65,770,596 shares of which



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



are currently issued and outstanding, and 20,000,000 shares of 0.0001 par value preferred stock, none of which issued. Buyer has outstanding 1,181,584 options pursuant to an Incentive Stock Option Plan and 3,480,000 options issued to the officers of the company to purchase Buyer's common stock. There are no other outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Buyer to issue or transfer from treasury shares of its capital stock.

     4.3 Investment Intent. Buyer is acquiring the Stock for Buyer's own account, not as nominee or agent, and not with a view to or for sale in connection with a distribution of the Stock. Buyer understands that the Stock has not been registered under the United States Securities Act of 1933 and, therefore, must be held indefinitely unless subsequently registered under the Securities Act of 1933 or unless an exemption from such registration is available.

     4.4 Binding Obligation. Upon the approval by Buyer's board of directors of the execution and delivery of this agreement by Buyer, and the transaction contemplated by this agreement, this agreement shall constitute the binding obligation of Buyer, enforceable in accordance with its terms, subject to the laws relating to bankruptcy, insolvency and the relief of debtors applicable to creditors generally and to laws limiting the availability of equitable remedies.

     4.5 Valid Issuance. The outstanding shares of common stock of Buyer are duly and validly authorized and issued, fully paid and nonassessable and were issued in accordance with applicable state securities laws or pursuant to valid exemptions therefrom.

     4.6 Authority. Buyer has the right, power, legal capacity and authority to enter into and perform its obligations under this agreement.

     4.7 Litigation. There is no action, claim, proceeding or, to the best of Buyer's knowledge, investigation pending or, to the best of Buyer's knowledge, threatened against Buyer before any court or administrative agency that, if determined adversely to Buyer, is likely to have a material adverse effect on Buyer.

     4.8 No Violation of Charter Documents. Neither the execution and delivery of this agreement nor the consummation of the transactions contemplated herein, will conflict with or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of any provision of the articles of incorporation or bylaws of Buyer as currently in effect.

     4.9 Disclosure. No representation or warranty of Buyer contained in this agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they are made.

     4.10. Disclosure Information. Buyer has had an opportunity to ask questions and receive answers from Sellers regarding the purchase of the Stock.

                                       V.
                   SELLING PARTIES' OBLIGATIONS BEFORE CLOSING

     Selling  Parties  covenant that from the date of this  agreement  until the
Closing:

     5.1 Buyer's Access to Premises. Buyer and its representatives shall have full access during normal business hours to all premises, inventories and equipment of AMAX and AIT. AMAX and AIT shall make available to Buyer and its representatives all information, records and documents regarding the business, premises, inventories and equipment that Buyer may reasonably request.

     5.2 Conduct of Business. AMAX and AIT shall carry on their businesses and activities diligently and in substantially the same manner as they previously have been carried on and shall not make or institute any unusual or novel methods of purchase, sale, lease, management or operation that vary materially from those methods currently used by AMAX and AIT.

     5.3 Preservation of Business and Relationships. AMAX and AIT will use their best efforts to preserve their business organizations intact and to preserve their relationships with suppliers, customers, principals and others having business relationships with it.

     5.4 New Transactions. AMAX and AIT shall not, without Buyer's written consent, enter into any contract, commitment or transaction (1) that is not in the usual and ordinary course of its business or (2) that obligates either of them to take an action prohibited by this Article V.

     5.5 Existing Agreements. AMAX and AIT shall not, without Buyer's written consent, modify, amend, cancel or terminate any of its existing contracts or agreements, or agree to do so.

     5.6 Consents. Selling Parties shall use their best efforts to obtain any consents that are necessary to the consummation of the transaction described in this agreement.

     5.7 New Securities, Dividends, Stock Splits. Neither AMAX nor AIT shall (1) issue shares of stock or other securities except pursuant to the exercise of an option or a warrant, or the conversion of a convertible security, that is outstanding on the date of this agreement, (2) declare or pay a dividend or other distribution to shareholders, whether payable in cash or property, including, for example, shares or other securities of AMAX or AIT, or (3) subdivide its outstanding shares.

     5.8 Compensation. Neither AMAX nor AIT shall award or pay any bonus to an employee, except as required by compensation arrangements in effect on the date of this agreement, or alter the compensation of any employee.

     5.9 AMAX's Stock Option Plan. AMAX shall terminate its employee stock option plan effective as of the Closing; provided that such termination shall not affect the options granted under the plan prior to the date of this agreement.

                                       VI.
                       BUYER'S OBLIGATIONS BEFORE CLOSING

     6.1 Information to be Held in Confidence. Buyer agrees that, unless and until the Closing has been consummated, it and its representatives will hold in strict confidence, and will not use to the detriment of AMAX or AIT, all information with respect to AMAX's and AIT's businesses obtained in connection with this transaction or agreement and, if the transaction contemplated by this agreement is not consummated, will return to AMAX and AIT any and all such data and information.

     6.2 Cooperation in Securing Consents. Buyer will use its best efforts to assist Selling Parties in obtaining the consents of all necessary persons, entities and agencies to the consummation of the transaction described in this agreement.


                                      VII.
                   CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

     7.1 Introduction. The obligation of Buyer to purchase the Stock under this agreement is subject to the satisfaction, at or before the Closing, of all the conditions set out in this Article VII. Buyer may waive any or all of these conditions in whole or in part without prior notice, and no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if a Selling Party shall be in default of any of its representations, warranties or covenants in this agreement.

     7.2 Accuracy of Selling Parties' Representations and Warranties. Except as otherwise permitted by this agreement, all representations and warranties of Selling Parties in this agreement, or in any written statement that shall be delivered to Buyer by Selling Parties under this agreement, shall be true and correct on and as of the Closing Date as though made on and as of that time.

     7.3 Performance by Selling Parties. Selling Parties shall have performed, satisfied and complied with all covenants, agreements and conditions required by this agreement to be performed or complied with by them, or any of them, on or before the Closing Date.

     7.4 Absence of Adverse Changes. During the period from the date of this agreement to the Closing Date, there shall not have been a material adverse change in AMAX's or AIT's financial condition or results of operations, and neither AMAX nor AIT shall have sustained a material loss of or damage to its assets, whether or not insured, that materially affects their ability to conduct their businesses.

     7.5 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

     7.6 Corporate Approval. The execution and delivery of this agreement by Selling Parties, and the performance of Selling Parties' obligations under it, shall have been duly authorized by all necessary corporate action, and Buyer




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shall have  received  copies of all  resolutions  or actions  pertaining to that authorization. The execution and delivery of this agreement by Buyer, and the performance of Buyer's obligations under it, shall have been duly approved by Buyer's board of directors.

     7.7 Consents. All necessary agreements and consents of any parties to the consummation of the transaction contemplated by this agreement, or otherwise pertaining to the matters covered by this agreement, shall have been obtained by Selling Parties and delivered to Buyer.

     7.8 Audit of Financial Statements. Buyer shall have caused AMAX's and AIT's financial statements for the fiscal years ended September 30, 2004 and September 30, 2005 to be audited by a firm of certified public accountants and shall be satisfied with the results of the audit.

     7.9 Opinion of Selling Parties' Counsel. Selling Parties' legal counsel shall have delivered to Buyer an opinion as to the matters stated in Sections 3.1, 3.2, 3.3, 3.4, 3.14, 3.15, and 3.21 of this agreement, in form satisfactory to Buyer in Buyer's reasonable judgment.

     7.10 Results of Buyer's Investigation. Buyer shall be satisfied with the results of its investigation of AMAX and AIT and AMAX's and AIT's businesses and affairs.

     7.11 Securities Exemption. The offer and sale of the Share Consideration pursuant to this agreement shall be exempt from the registration requirements of the Securities Act of 1933 and the qualification requirements of applicable Blue Sky laws.


                                      VIII.
              CONDITIONS PRECEDENT TO SELLING PARTIES' PERFORMANCE

     8.1 Introduction. The obligations of Sellers to sell and transfer the Stock under this agreement are subject to the satisfaction, at or before the Closing, of all of the following conditions. Sellers may waive any or all of these conditions in whole or in part without prior notice, and no such waiver by Sellers shall constitute a waiver by it of any of its other rights or remedies at law or in equity, if Buyer should be in default of any of its representations, warranties or covenants under this agreement.

     8.2 Accuracy of Buyer's Representations and Warranties. All representations and warranties by Buyer contained in this agreement or in any written statement delivered by Buyer under this agreement shall be true and correct on and as of the Closing Date as though made on and as of that date.

     8.3 Buyer's Performance. Buyer shall have performed and complied with all covenants and agreements and satisfied all conditions it is required by this agreement to perform, comply with or satisfy before or at the Closing.

     8.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement, shall have been instituted or threatened on or before the Closing Date.

     8.5 Consents. All necessary agreements and consents of any parties to the consummation of the transaction contemplated by this agreement, or otherwise pertaining to the matters covered by it, shall have been obtained.

     8.6 Corporate Approval. The execution and delivery of this agreement by Buyer, and the performance of obligations under it, shall have been duly authorized by Buyer's board of directors, and Selling Parties shall have received copies of all resolutions or actions pertaining to that authorization.

     8.7 Opinion of Buyer's Counsel. Buyer's legal counsel shall have delivered to Selling Parties an opinion as to the matters stated in Sections 4.1, 4.2 and
4.4 of this agreement, in form satisfactory to Selling Parties in Selling Parties' reasonable judgment.

     8.8 Buyer's Certificate. Selling Parties shall have received a certificate signed by an officer of Buyer stating that, to the best of Buyer's knowledge, Buyer has received all information it considers necessary in deciding whether to purchase the Stock.


                                       IX.
                                   THE CLOSING

     9.1 Time and Place. The transfer of the Stock by Sellers to Buyer (the "Closing") shall take place at the principal office of Buyer, 48499 Milmont Drive, Fremont, California 94538 , at 2:00 p.m., local time, on December 22, 2005, or at such other time and place as the parties may agree to in writing. The term "Closing Date" shall mean December 22, 2005 unless the parties specify another date for the consummation of the purchase and sale of the Stock, in which case "Closing Date" shall mean such other date.

     9.2 Selling Parties' Obligations at Closing. At the Closing,  Sellers shall
deliver  to  Buyer  the  following  instruments,   in  the  form  and  substance
satisfactory to Buyer, against delivery of the item specified in Section 9.3:

          (1) A certificate or certificates representing the Stock, registered in the names of Sellers, duly endorsed by Sellers for transfer to Buyer or accompanied by an assignment of the Stock duly executed by Sellers;

          (2) The documents necessary to reconstitute AMAX's board of directors so that it consists of five members, two of whom are persons initially designated by AMAX's current board, who shall be Jerry Shih and Jean Shih and three of whom are persons initially designated by Buyer, which shall be Alex Tsao, Jasper Knabb and Stephen Durland.

          (3) The documents necessary to reconstitute AIT's board of directors so that it consists of five members, two of whom are persons initially designated by AIT's current board, who shall be Jerry Shih and Jean Shih and three of whom are initially designated by Buyer, which shall be Alex Tsao, Jasper Knabb and Stephen Durland; and

          (4) Evidence of Selling Parties' compliance with Section 5.9 (AMAX's Stock Option Plan).

          (5) AMAX and AIT BOD minutes, dated concurrently with the closing, changing fiscal year end of the companies to December 31, effective immediately.

     9.3 Buyer's Obligations at Closing. At the Closing, Buyer shall deliver to Sellers the Cash Consideration and irrevocably instruct its transfer agent to cause the Share Consideration to be issued to Sellers, allocated among Sellers as provided in Exhibit A, as soon as practicable and in any event within ten days of the Closing.


                                       X.
                       SELLERS' OBLIGATIONS AFTER CLOSING

     10.1 Sellers' Indemnity. Sellers shall jointly and severally indemnify, defend and hold harmless Buyer against and in respect of any and all claims, including interest, penalties and reasonable attorneys' fees, that Buyer shall incur or suffer, that arise or result from or relate to a breach of or failure by a Selling Party to perform any of its representations, warranties, or covenants in this agreement or in any schedule, certificate, exhibit or other instrument to be furnished by a Selling Party under this agreement.

     10.2 Sellers' Employment. Except as provided below, Sellers shall continue in the employ of AMAX and/or AIT as full time employees for at least three years from the Closing, upon terms, including rate of compensation, that are substantially the same as those applicable to their employment during the fiscal year ended September 30, 2005. They shall continue to perform their duties faithfully and diligently. If a Seller desires to terminate his or her employment within such three year period, he or she shall submit to his or her employer a written plan for the smooth transition of his or her duties to another person, who may or may not then be employed by such Seller's employer, specifying the effective date of the proposed termination, which shall be at least 60 days from the date the plan is submitted, and (except as otherwise provided in Exhibit F regarding the termination of Jerry Shih's employment) naming the suggested replacement. A resignation within such period will be subject to the written approval of the Seller's employer and Buyer, provided that the employer and Buyer may not unreasonably withhold or delay such approval.

     10.3 Noncompetition. Sellers shall not, while employed by AMAX or AIT, or until the third anniversary of the Closing if later, directly or indirectly engage in, or have an interest in a person or entity (as an employee, director, shareholder, member, manager, partner or otherwise) that engages in, a business activity in any county or similar political subdivision ("County") in the world that is the same as or competitive with any business activity engaged in by AMAX or AIT in such County within the six month period prior to the Closing, so long as AMAX or AIT or a successor of either engages in such activity in such County. The covenant in the preceding sentence shall be construed as a series of separate covenants, one for each County specified. If a court or arbitrator shall refuse to enforce any of the separate covenants deemed to be included in such sentence, such unenforceable covenants shall be eliminated from these provisions to the extent necessary to permit the remaining separate covenants to be enforced. AMAX or AIT, or a successor, shall be deemed to be engaged in a business activity in a County if, for example, it sells goods or services to a customer, distributor or dealer located in such County. Notwithstanding the foregoing, Sellers shall not be prohibited from being employed by, being a director of or a consultant to or owning stock of Acma Computers, Inc., a California corporation ("Acma"), as long as Acma is a customer of either AMAX or AIT and does not buy goods from a competitor of either for resale.

                                       XI.
                        BUYER'S OBLIGATIONS AFTER CLOSING

     11.1 Buyer's Indemnity. Buyer shall indemnify, defend and hold harmless Sellers against and in respect of any and all claims, including interest, penalties and attorneys' fees, Sellers may incur by reason of Buyer's breach of or failure to perform any of Buyer's representations, warranties or covenants in this agreement.

     11.2 Stock Options. Buyer will extend its employee incentive stock option plan to cover AMAX's employees so long as Buyer continuously owns at least 51% of the outstanding capital stock of AMAX.

     11.3 Leases. AMAX and AIT shall continue to be bound by the terms of the lease agreement described in Section 3.6 until the expiration thereof.

     11.4 Sellers' Employment. Except as otherwise provided in the third sentence of Section 10.2 (Sellers' Employment) above, Buyer shall guarantee Sellers to be employed by AMAX and/or AIT, in substantially the same positions, as specified in Exhibit F, and upon substantially the same terms, including, for example, rate of compensation, applicable during the fiscal year ended September 30, 2005, for at least three years from the Closing. A Seller's employment may be terminated by his or her employer if he or she commits a material act of dishonesty related to his or her employer.


                                      XII.
                                  MISCELLANEOUS

     12.1 Effective Date. This agreement is effective as of October 1, 2005 for purpose of Financial Statement Consolidation. Any actions taken by seller between October 1 and December 1, 2005, in anticipation of closing this agreement, which could in any way be construed as a breach or violation of the terms and agreements therein are hereby waived as breaches or violations of this agreement. .

     12.2 Brokers' Fees. Each party represents that it has dealt with no broker or finder in connection with any transaction contemplated by this agreement; and as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with these transactions. Sellers and Buyer each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

     12.3 Expenses. Each party shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this agreement and in carrying out the transactions contemplated by this agreement.

     12.4  Headings.  The subject  headings of the articles and sections of this
agreement  are  included  for   convenience   only  and  shall  not  affect  the
construction or interpretation of any of its provisions.

     12.5 Entire Agreement; Modification; Waiver. This agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this agreement shall be binding unless executed in writing by all the parties.

No waiver of the provisions of this agreement shall be deemed, or shall constitute, a waiver of any provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     12.6 Counterparts. This agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.7 Parties in Interest. Nothing in this agreement, whether express or implied, is intended to (1) confer any rights or remedies under or by reason of this agreement on any persons other than the parties to it and their respective successors and assigns; (2) relieve or discharge the obligation or liability of any third person to any party to this agreement; or (3) give any third person any right of subrogation or action against a party to this agreement.

     12.8 Assignment. This agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns; provided, however, that Buyer may not assign their rights under this agreement.

     12.9 Specific Performance. Each party's obligations under this agreement are unique. If a party should default in its obligations under this agreement, it would be extremely impracticable to measure the resulting damages. Accordingly, the non-defaulting party or parties, in addition to any other available rights or remedies, may sue in equity for specific performance, and each party waives the defense that a remedy in damages would be adequate.

     12.10 Litigation Costs. If a legal action, arbitration or other proceeding is brought for the enforcement of this agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     12.11 Nature and Survival of Representations and Obligations. All representations, warranties, covenants and agreements of the parties contained in this agreement, or in any instrument, certificate, opinion or other writing provided for in it, shall survive the Closing.

     12.12 Notices. All notices, requests, demands and other communications under this agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally upon the party to whom the communication is to be given, or on the second day after mailing if mailed to the party to whom the communication is to be given by first-class, certified mail, postage prepaid, and properly addressed as follows:

    To Selling Parties at:    1565 Reliance Way, Fremont, CA  94539

              To Buyer at:    48499 Milmont Drive, Fremont, CA  94538

A party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

     12.13 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts that are executed and performed entirely in California.

     12.14 Severability. If a provision of this agreement is held invalid or unenforceable, all other provisions of this agreement shall be construed to remain fully valid, enforceable and binding on the parties.

     12.15 Venue. Any legal action arising from or related to this agreement shall be brought and maintained in Alameda County, California.

     IN WITNESS WHEREOF, the parties to this agreement have duly executed this agreement on the date and year first above written.


BUYER:

                     Pegasus Wireless Corp.


                     By: Alex Tsao

                     Title: CEO


AMAX:

                     AMAX Engineering Corporation


                     By: /s/Jerry Shih

                     Title: President


AIT:

                     AMAX Information Technology, Inc.


                     By: /s/Jerry Shih

                     Title: President

SELLERS:


                     Jerry Shih

                     Jean Shih

                     Chi-Lei Ni

                                    EXHIBIT A

                          LIST OF SELLING SHAREHOLDERS





------------ ------------- ---------------- --------------- -------------------
                                                  Cash            Share
   Seller     AMAX Shares   AMAX IT Shares   Consideration   Consideration
------------ ------------- ---------------- --------------- -------------------
 Jerry Shih    2,505,579        522,750      $1,400,000       $533,661.48

 Jean Shih     2,505,579       3,136,500     $1,100,000      $2,502,604.22

 Chi-Lei Ni    2,290,232       1,568,250     $1,500,000       $963,734.30

                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS




     3.4 Subsidiaries. AMAX owns 4,000,000 shares of AskE Media, Inc. and AIT owns 150,000 shares of Infrant Technologies, Inc.

     3.9 Intellectual Property. IMPRESSION, AMAX, AMAX ENGINEERING CORPORATION and AMAX INFORMATION TECHNOLOGY are not registered trademarks.

     3.11 Customers. Riverbed Technologies has indicated to AMAX that they may cease business with AMAX and transfer their business to Dell.

     3.13 Litigation.

     o AMAX is involved in a lawsuit in the state of New Jersey for a dispute with a former landlord involving the non payment of $10,000 expense.
     o AMAX intends to commence legal action against SJM Wholesale for non-payment of invoices in the amount of $44871.50.
     o AMAX has received a demand letter from an employment agency in regards to the non payment of a finder's fee in the amount of $15,000.

                                    EXHIBIT C

                       LIST OF TANGIBLE PERSONAL PROPERTY
                              OTHER THAN INVENTORY

                                 (See attached.)

                                    EXHIBIT D

                AMAX'S and AIT'S COPYRIGHTS, PATENTS AND LICENSES



None, except transferable off-the-shelf computer software licenses.

                                    EXHIBIT E

               AMAX'S and AIT'S CONSOLIDATED FINANCIAL STATEMENTS

                                 (See attached.)

                                    EXHIBIT F

                           AMAX'S and AIT'S MANAGEMENT



AMAX:

         CEO:   Jerry Shih
         President:  Jean Shih
         Vice President:  Chi-Lei Ni


AIT:

         CEO:  Jerry Shih
         President:  Jean Shih
         Vice President:  Chi-Lei Ni


In the event that Jerry Shih does not continue his duty as CEO of AMAX and/or AIT during the three years period from Closing, Jean Shih shall succeed in the CEO position vacated by Jerry Shih.